UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 28, 2021

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Principal Financial and Accounting Officer

Effective January 28, 2021, Leone Patterson, in addition to her role as president of Adverum Biotechnologies, Inc., will also serve as Adverum’s chief financial officer, principal financial officer and principal accounting officer of Adverum.

Ms. Patterson, age 58, has served as our president since October 2018, and served as our chief executive officer and as a director from October 2018 to June 2020. Prior to October 2018 Ms. Patterson had been serving as the interim president and chief executive officer since May 2018. She also served as our chief financial officer from June 2016 to April 2019. Prior to joining Adverum, Ms. Patterson served in various public company executive financial roles, most recently from March 2015 to June 2016 as the chief financial officer of Diadexus Inc. where she was responsible for overseeing the company’s finance function. Ms. Patterson earned a B.S. in business administration and accounting from Chapman University and an executive M.B.A. from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

Resignation of Chief Financial Officer

On January 28, 2021, Thomas Leung, chief financial officer of Adverum Biotechnologies, Inc., advised Adverum that he was resigning as an officer of Adverum to pursue other interests, effective January 28, 2021. There were no disagreements between Mr. Leung and Adverum. Mr. Leung has agreed to consult with Adverum to ensure a smooth transition.

On February 2, 2020, Adverum and Mr. Leung entered into a Separation Agreement and General Release of Claims and a Consulting Agreement. The consulting agreement provides that Mr. Leung will provide consulting services to Adverum for a period of one month, during which time the options to purchase Adverum common stock held by Mr. Leung will vest. The Separation Agreement provides, among other things, that: Mr. Leung will receive his 2020 annual bonus in the amount determined to be earned; Mr. Leung will receive separation benefits under his Change in Control and Severance Agreement, which include a cash payment of nine months base salary, and up to nine months COBRA premiums; and the stock options held by Mr. Leung will terminate on August 2, 2021. Pursuant to the Separation Agreement and General Release of Claims Mr. Leung gave Adverum a general release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: February 2, 2021	By:	/s/ Laurent Fischer
Laurent Fischer, M.D., Chief Executive Officer